Exhibit 4.9

                          OVATION PRODUCTS CORPORATION

                           THIRD AMENDED AND RESTATED
                       FIRST REFUSAL AND CO-SALE AGREEMENT

      THIS THIRD AMENDED AND RESTATED FIRST REFUSAL AND CO-SALE AGREEMENT (this "Agreement") is made and entered into as of this 30th day of June, 2004, by and among OVATION PRODUCTS CORPORATION, a Delaware corporation (the "Company"), each of the investors listed on EXHIBIT B hereto and other future investors who may become a party to this Agreement (each referred to herein as an "Investor" and collectively as the "Investors"), and each of the persons listed on EXHIBIT A hereto (each referred to herein as a "Shareholder" and collectively as the "Shareholders").

                                    RECITALS

      WHEREAS, the Shareholders are the beneficial owners of an aggregate of [404,800] shares of Common Stock of the Company;

      WHEREAS, SJ Electro Systems, Inc., a Minnesota corporation ("SJE"), is the holder of 160,000 shares of the Company's Series A Preferred Stock (the "Series A Preferred Stock") and a warrant to purchase up to an additional 40,000 shares of Series A Preferred Stock;

      WHEREAS, the Company previously issued 294,102 shares of the Company's Series B Preferred Stock (the "Series B Preferred Stock") to certain Investors;

      WHEREAS, the Company previously issued 131,000 shares of the Company's Series B-1 Preferred Stock (the "Series B-1 Preferred Stock") to certain Investors;

      WHEREAS, the Company will be issuing up to 400,000 shares of the Company's Series C Preferred Stock (the "Series C Preferred Stock" and with the Series A Preferred Stock, the Series B Preferred Stock and the Series B-1 Preferred Stock, the "Preferred Stock") and warrants to purchase up to an additional 120,000 shares of Series C Preferred Stock to certain Investors pursuant to Subscription Agreements between such Investors and the Company (the Series C Financing);

      WHEREAS, in connection with the consummation of the Series C Financing, the parties desire to enter into this Agreement in order to grant rights of first refusal and co-sale to the Investors.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree hereto as follows:

1. DEFINITIONS.

      (A) "Stock" shall mean shares of the Company's Common Stock now owned or subsequently acquired by the Shareholders by gift, purchase, dividend, option exercise or any other means whether or not such securities are only registered in a Shareholder's name or beneficially or legally owned by such Shareholder, including any interest of a spouse in any of the Stock, whether that interest is asserted pursuant to marital property laws or otherwise. The number of shares of Stock owned by the Shareholders as of the date hereof are set forth on EXHIBIT B, which exhibit may be amended from time to time by the Company to reflect changes in the number of shares owned by the Shareholders, but the failure to so amend shall have no effect on such Stock being subject to this Agreement.

      (B) "Common Stock" shall mean the Company's Common Stock and shares of Common Stock issued or issuable upon conversion of the Company's outstanding Preferred Stock or exercise of any option, warrant or other security or right of any kind convertible into or exchangeable for Common Stock.

      (C) For the purpose of this Agreement, the term "Transfer" shall include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by request, devise or descent, or other transfer or disposition of any kind including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, of any of the Stock.

2. RIGHT OF FIRST REFUSAL.

      (A) GRANT. Subject to the terms hereof, the Company and, to the extent such right is waived by the Company, the Investors and the Shareholders are hereby granted a right of first refusal with respect to any proposed disposition of Stock by any Shareholder (or any permitted transferee of the Stock under Section 4 hereof, hereafter collectively included in all references to a "Shareholder"), in the following order of priority: The Company shall have the first right to purchase any Stock proposed to be transferred to a third party by a Shareholder. In the event the Company elects not to exercise its first refusal rights with respect to all or any portion of such proposed transfer, the Company agrees to waive such rights with respect to such portion in favor of the Investors' and the nor-transferring Shareholders' first refusal rights and the Investors' co-sale rights under this Agreement.

      (B) NOTICE OF INTENDED DISPOSITION. In the event a Shareholder desires to accept a BONA FIDE third-party offer for the Transfer of any or all of the Stock owned by the Shareholder (such Shareholder to be hereafter called the "Selling Shareholder" and the shares subject to such offer to be hereafter called the "Target Shares"), the Selling Shareholder shall promptly deliver to the Company, each Investor and the other Shareholders written notice of the intended disposition (the "Disposition Notice") and the basic terms and conditions thereof, including the identity of the proposed purchaser.

      (C) EXERCISE OF RIGHT BY THE COMPANY. The Company shall, for a period of 30 days following receipt of the Disposition Notice, have the right to purchase all or any portion of the


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

Target Shares upon the same terms and conditions specified in the Disposition Notice, subject to the following conditions. Such right shall be exercisable by written notice (the "Exercise Notice") delivered to the Selling Shareholder, each Investor and the other Shareholders prior to the expiration of the 30 day exercise period. If such right is exercised with respect to all of the Target Shares specified in the Disposition Notice, then the Company shall effect the repurchase of such Target Shares, including payment of the purchase price, not more than 15 days after the delivery of the Exercise Notice. At such time, the Selling Shareholder shall deliver to the Company the certificates representing the Target Shares to be repurchased, each certificate to be properly endorsed for transfer. Alternatively, if such right is exercised with respect to only a portion of the Target Shares specified in the Disposition Notice, the Company shall notify the Investors and the other Shareholders of its intent to repurchase only a portion of the Target Shares within the 30 day exercise period defined above. The Company's repurchase of such Target Shares shall be consummated at the time of any Investors' and the other Shareholders' exercise of their repurchase rights in accordance with Section 2(c) herein. In the event no Investor nor any other Shareholders elect to repurchase any of the remaining Target Shares, the Company's repurchase of that portion of the Target Shares that the Company desires to repurchase shall be consummated not more than five days after the date of the expiration of the Investors' and other Shareholders' first refusal right.

      (D) NON-EXERCISE OF RIGHT BY THE COMPANY. In the event the Exercise Notice is not given by the Company to the Selling Shareholder, each Investor and the other Shareholders within 30 days following the date of the Company's receipt of the Disposition Notice, the Company shall be deemed to have waived its right of first refusal with respect to such proposed disposition.

      (E) EXERCISE OF RIGHT BY THE INVESTORS AND THE SHAREHOLDERS. Subject to the right of the Company, each Investor and the other Shareholders shall, for a period ending on the earlier of (i) 45 days following receipt of the Disposition Notice; or (ii) 15 days from receipt of the written notice of the Company's election to either waive its right of first refusal or to repurchase only a portion of the Target Shares, have the right to purchase all, but together not less than all, of the remaining balance after the Company's repurchase of a portion of the Target Shares, upon the same terms and conditions specified in the Disposition Notice. The Investor and the other Shareholders shall exercise this right of first refusal in the same manner and subject to the same rights and conditions as the Company, as more specifically set forth in Section 2(e) above. To the extent that the Target Shares need to be allocated among the Investors and the other Shareholders, they shall be allocated based on the holdings of Common Stock of each Investor that desires to exercise the right of first refusal with respect to such disposition (assuming the conversion of all outstanding shares of Preferred Stock held by such Investor) and each of the other Shareholders that desire to exercise the right of first refusal with respect to such proposed disposition; PROVIDED, that each Investor and the other Shareholders shall have a right of oversubscription such that if any Investor or any Shareholder fails to exercise their right of first refusal, then the other Investors and the other Shareholders shall have the right to purchase up to the balance of the Target Shares not so purchased, or the other Investors and the other Shareholders may elect to purchase the remaining Target Shares in such other proportions as they may determine.


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

      (F) NON-EXERCISE OF RIGHT BY THE INVESTORS AND THE OTHER SHAREHOLDERS. Subject to the Investors' co-sale rights described in Section 3 below, in the event the Exercise Notice with respect to any portion of the Target Shares is not given to the Selling Shareholder within the time period set forth in Section 2(e) above, the Selling Shareholder shall have a period of 60 days thereafter in which to sell the portion of the Target Shares that neither the Company, the Investors nor the other Shareholders has elected to purchase, upon terms and conditions (including the purchase price) no more favorable to the third-party transferee than those specified in the Disposition Notice. The third-party transferee shall acquire the Target Shares free and clear of subsequent rights of first refusal under this Section 2 upon the terms and conditions set forth in such Disposition Notice. In the event the Selling Shareholder does not consummate the Transfer of the Target Shares within the 60 day period, the Company's, the Investors' and the other Shareholders' right of first refusal shall continue to be applicable to any subsequent disposition of the Target Shares by the Selling Shareholder until such right lapses in accordance with
Section 8(e) herein.

      (G) PURCHASE PRICE. Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Company, the Investors and/or the other Shareholders, as the case may be, shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If the Selling Shareholder and the Company, the Investors and/or the other Shareholders, as the case may be, cannot agree on such cash value within 10 days after the Exercise Notice is received by the Selling Shareholder, the valuation shall be made by an appraiser of recognized standing selected by the Selling Shareholder and the Company, the Investors and/or the other Shareholders, as the case may be, or, if they cannot agree on an appraiser within 15 days after the Exercise Notice is received by the Selling Shareholder, each (i.e., the Selling Shareholder on the one hand, and the Company, the Investors and/or the other Stockholders, as the case may be, on the other hand) shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by the Selling Shareholder, on the one hand, and the Company, the Investors and/or the other Shareholders, on the other hand. The closing shall then be held on the LATER of: (1) the 20th day following receipt of the Exercise Notice or (ii) the fifth day after such cash valuation shall have been made.

3. CO-SALE RIGHTS.

      (A) NOTICE OF OFFER. The provisions of Section 2(a) requiring the Selling Shareholder to give notice of any intended Transfer of Stock are incorporated in this Section 3.

      (B) GRANT. If neither the Company, any Investor nor the other Shareholders elects to exercise rights of first refusal pursuant to Section 2 herein, then each Investor may elect to participate in such Transfer of Stock on the same terms and conditions as those set forth in the Disposition Notice.

      (C) EXERCISE OF RIGHTS. If an Investor elects to participate in such Transfer of Stock, then it shall deliver an Exercise Notice to the Selling Shareholder prior to the expiration of the 30 day exercise period. The Exercise Notice shall indicate the number of shares of Common Stock such Investor wishes to sell under its right to participate. Such Investor may sell all or any part of

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

that number of shares equal to the product obtained by multiplying: (i) the aggregate number of shares of Stock covered by the Notice by (ii) a fraction, the numerator of which is the number of shares of Common Stock owned by such Investor (assuming conversion of all securities, excluding warrants and options, then outstanding that are directly convertible into Common Stock) at the time of the Transfer and the denominator of which is the total number of shares of Common Stock owned by such Shareholder and the Investors that desire to participate in such disposition (assuming conversion of all securities, excluding warrants and options, then outstanding that are convertible into Common Stock) at the time of the Transfer.

      (D) CERTIFICATES. If an Investor elects to participate in the Transfer pursuant to this Section 3, it shall effect its participation in the Transfer by promptly delivering to such Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

            (I) the type and number of shares of Common Stock which such Investor elects to sell; or

            (II) that number of shares of Preferred Stock which is at such time convertible into the number of shares of Common Stock which such Investor elects to sell; PROVIDED, HOWEVER, that if the prospective purchaser objects to the delivery of Preferred Stock in lieu of Common Stock, such Investor shall convert such Preferred Stock into Common Stock and deliver Common Stock as provided in Section 3(d)(i) above. The Company agrees to make any such conversion concurrent with the actual Transfer of such shares to the purchaser.

      (E) PAYMENT OF PROCEEDS. The stock certificate or certificates that an Investor delivers to such Shareholder pursuant to Section 3(d) shall be transferred to the prospective purchaser in consummation of the sale of the Common Stock pursuant to the terms and conditions specified in the Notice, and the Shareholder shall concurrently therewith remit to such Investor that portion of the sale proceeds to which such Investor is entitled by reason of its participation in such sale. To the extent that any prospective purchaser prohibits such assignment or otherwise refuses to purchase shares or other securities from a particular Investor, such Shareholder shall not sell to such prospective purchaser or purchasers any Stock unless and until, simultaneously with such sale, such Shareholder shall purchase such shares or other securities from such Investor on the same terms and conditions specified in the Notice.

      (F) NON-EXERCISE OF RIGHTS. The exercise or non-exercise of the right of an Investor hereunder to participate in one or more Transfers of Stock made by such Shareholder shall not adversely affect its rights to participate in subsequent Transfers of Stock subject to this Section 3.

      (G) DISPOSITION NOTICE. If no Investor elects to participate in the sale of the Stock subject to the Disposition Notice, such Shareholder may, not later than 60 days following delivery to the Investors of the Disposition Notice, enter into an agreement providing for the closing of the Transfer of the Stock covered by the Disposition Notice within 30 days of such agreement on terms and conditions not more materially favorable to the transferor than those described in the Disposition Notice. Any proposed transfer on terms and conditions materially more favorable than those described in the Disposition Notice, as well as any subsequent


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

proposed transfer of any of the Stock by a Shareholder, shall again be subject to the co-sale right of the Investors and shall require compliance by a Shareholder with the procedures described in this Section 3.

4. EXEMPT TRANSFERS.

      (A) Notwithstanding the foregoing, the rights of first refusal and co-sale of the Investors shall not apply to: (i) any transfer to the ancestors, descendants or spouse or to trusts for the benefit of such persons or the Shareholder; (ii) any pledge of Stock made pursuant to a BONA FIDE loan transaction that creates a mere security interest; or (iii) any BONA FIDE gift; PROVIDED that in the event of any transfer made pursuant to one of the exemptions provided by clauses (i), (ii) and (iii), (A) the Shareholder shall inform the Investors of such pledge, transfer or gift prior to effecting it and
(B) the pledgee, transferee or donee shall furnish the Investors with a written agreement to be bound by and comply with all provisions of Sections 2 and 3 herein. Such transferred Stock shall remain "Stock" hereunder, and such pledgee, transferee or donee shall be treated as the "Shareholder" for purposes of this Agreement.

      (B) Notwithstanding the foregoing, the provisions of this Agreement shall not apply to the sale of any Stock to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"):

5. PROHIBITED TRANSFERS.

      (A) In the event that a Shareholder should Transfer any Stock in contravention of the co-sale right of the Investors under this Agreement (a "Prohibited Transfer"), each Investor, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and such Shareholder shall be bound by the applicable provisions of such option.

      (B) In the event of a Prohibited Transfer, each Investor shall have the right to sell to such Shareholder the type and number of shares of Common Stock equal to the number of shares such Investor would have been entitled to transfer to the purchaser under Section 3(c) hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

            (I) The price per share at which the shares are to be sold to the Shareholder shall be equal to the price per share paid by the purchaser to such Shareholder in such Prohibited Transfer. The Shareholder shall also reimburse such Investor for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of such Investor's rights under Section 3.

            (II) Within 90 days after the date on which such Investor received notice of the Prohibited Transfer or otherwise became aware of the Prohibited Transfer, such Investor shall, if exercising the option created hereby, deliver to the Shareholder the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.


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

            (III) Such Shareholder shall, upon receipt of the certificate or certificates for the shares to be sold by such Investor, pursuant to this
      Section 5(b), pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 5(b)(i), in cash or by other means acceptable to such Investor.

            (IV) Notwithstanding the foregoing, any attempt by a Shareholder to transfer Stock in violation of Section 3 hereof shall be voidable at the option of such Investor if such Investor does not elect to exercise the put option set forth in this Section 5, and the Company agrees it shall not effect such a transfer nor shall it treat any alleged transferee as the holder of such shares without the written consent of such Investor.

6. REDEMPTION RIGHT OF THE COMPANY.

      (A) EXERCISE OF REDEMPTION RIGHT. In the event that more than fifty percent (50%) of the voting stock of SJE is acquired by an independent person who is not, as of the date of this Agreement, the owner of more than one percent (1%) of the capital stock of the Company in a single or a series of related transactions, then SJE shall notify the Company's president of that fact in writing and the Company shall have the option for a period of 90 days following receipt of such notice to purchase all, but not less than all, of the Preferred Stock owned by SJE. Such option shall be exercised by providing written notice to SJE of the Company's exercise of its redemption option. In the event an exercise notice is not given to SJE within such 90 day period, then the Company shall be deemed to have waived its right to redeem the Preferred Stock owned by SJE pursuant to this Section 6.

      (B) REDEMPTION PRICE. The purchase price to be paid by the Company in the event it elects to exercise its redemption option pursuant to this Section 6 shall be the higher of (i) the purchase price originally paid for the Preferred Stock, plus any accrued but unpaid dividends, or (ii) the fair market value of the stock. The redemption price shall be paid in full at the closing by cashier's or certified check, wire transfer or other immediately available funds. If SJE and the Company cannot agree on the stock's fair market value within 10 days after SJE's receipt of the Company's exercise notice, then the fair market value of the Preferred Stock shall be determined by an appraiser of recognized standing selected by SJE and the Company or, if they cannot agree on an appraiser within 20 days after SJE's receipt of the exercise notice, each shall select an appraiser of recognized standing and that two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by SJE and the Company. The closing shall be held on the later of (x) the 15th day following the delivery of the exercise notice or (y) the 15th day after fair market value of the stock has been determined.

      (C) The Company's redemption right shall expire at the time SJE no longer holds, or has a right to purchase pursuant to a warrant, shares of Preferred Stock.

7. LEGEND.

      (A) Each certificate representing shares of Stock now or hereafter owned by the Shareholders or issued to any person in connection with a Transfer pursuant to this Agreement shall be endorsed with the following legend:


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

            "THE SALE,  PLEDGE,  HYPOTHECATION  OR  TRANSFER  OF THE  SECURITIES
            REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN FIRST REFUSAL AND CO-SALE AGREEMENT BY AND AMONG THE SHAREHOLDER, THE COMPANY AND CERTAIN HOLDERS OF STOCK OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY."

      (B) The Shareholders agree that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 6(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement.

8. MISCELLANEOUS.

      (A) CONDITIONS TO EXERCISE OF RIGHTS. Exercise of each Investor's rights under this Agreement shall be subject to and conditioned upon, and the Shareholders and the Company shall use their best efforts to assist the Investor in, compliance with applicable laws.

      (B) GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to principles of conflicts of law).

      (C) AMENDMENT. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) as to the Company, only the Company, (ii) as to the Investors, only the Investors (and their assignees pursuant to Section 8(d) hereof holding a majority in interest of the shares of capital stock held by the Investors hereof; (iii) as to the Shareholders, only the Shareholders; and (iv) as to SJE under Section 6, only SJE. Any amendment or waiver effected in accordance with clauses (i), (ii) and (iii) of this Section 7(c) shall be binding upon the Investors, its successors and assigns, the Company and the Shareholders.

      (D) ASSIGNMENT OF RIGHTS. This Agreement constitutes the entire agreement between the parties relative to the specific subject matter hereof. Any previous agreement among the parties relative to the specific subject matter hereof is superseded by this Agreement. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.

      (E) TERM. This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date it shall terminate in its entirety:

            (I) the date of the closing of a firmly underwritten public offering of the Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission, and declared effective under the Securities Act of 1933, as amended, with gross proceeds of at least $5,000,000 which results in the Preferred Stock being automatically converted into Common Stock; or


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

            (II) the date as of which the parties hereto terminate this Agreement by written consent of the Investors and a majority in interest of the Shareholders.

      (F) OWNERSHIP. The Shareholders represent and warrant that each is the sole legal and beneficial owner of those shares of Stock he or she currently holds subject to the Agreement and that no other person has any interest (other than a community property interest) in such shares.

      (G) NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (iii) 5 days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature page or EXHIBIT A hereof or at such other address as such party may designate by 10 days advance written notice to the other parties hereto.

      (H)  SEVERABILITY.  In the  event  one or more of the  provisions  of this
Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

      (I) ATTORNEYS' FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

      (J) ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

      (K) SPECIFIC PERFORMANCE. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or its heirs, personal representatives or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

      (L)  COUNTERPARTS.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      (M) ARBITRATION. All disputes, controversies or differences which may arise between the parties out of, in relation to or in connection with this Agreement (or its breach), which cannot be amicably resolved by the parties, shall be finally settled by arbitration in Chicago, Illinois, pursuant to the Commercial Arbitration Rules of the American Arbitration Association or its successor, before a panel of one arbitrator with investment banking experience, to be selected in accordance with said rules. Unless otherwise agreed in writing: (i) the costs of arbitration shall be shared equally between the parties involved in the dispute, and (ii) each party shall be responsible for its own attorneys' fees. The parties shall have the right to discovery as provided for in the Federal Rules of Civil Procedure, and the arbitrator shall be empowered to compel such discovery. The award rendered therein shall be final and binding upon all the parties and may be reduced to a judgment in a court of competent jurisdiction.

      The parties agree that a party may apply to a court of competent jurisdiction for injunctive relief pending completion of arbitration proceedings. The court shall refer proceedings to the arbitrator selected hereunder to determine whether any injunction issued hereunder shall be made permanent or be dissolved. The arbitrator's findings shall be binding and conclusive upon the parties.

      (N) This  Agreement  supersedes  the Second  Amended  and  Restated  First
Refusal and Co-Sale Agreement among certain of the parties, the Amended and Restated First Refusal and Co-Sale Agreement among certain of the parties and the First Refusal and Co-Sale Agreement among certain of the parties (collectively, the "Prior Agreements"). Each of the Prior Agreements is hereafter null, void and of no legal effect.

      This THIRD AMENDED AND RESTATED FIRST REFUSAL AND CO-SALE AGREEMENT is hereby executed as of the date first above written.

THE COMPANY:

OVATION PRODUCTS CORPORATION

Signature:   /s/ William E. Lockwood
           ----------------------------------

Print Name:  William E. Lockwood
            ---------------------------------

Title:  President and COO
       --------------------------------------

ADDRESS:

395 East Dunstable Road
Nashua, NH 03062
Phone: (603) 891-3224
Fax:   (603) 891-4957

THE SHAREHOLDERS:

/s/ William H. Zebuhr
-------------------------------------------
William H. Zebuhr

/s/ William Lockwood
-------------------------------------------
William E. Lockwood

/s/ Robert R. MacDonald
-------------------------------------------
Robert R. MacDonald

/s/ Beverly A. Shaw
-------------------------------------------
Beverly A. Shaw

/s/ Louis Padulo
-------------------------------------------
Louis Padulo

      This THIRD AMENDED AND RESTATED FIRST REFUSAL AND CO-SALE AGREEMENT is hereby executed as of the date first above written.

INVESTOR:

Signature:   /s/ William E. Lockwood
           ----------------------------------

Print Name:  William E. Lockwood
            ---------------------------------

Title:  President and COO
       --------------------------------------

ADDRESS:


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